Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2004, except as to the reverse stock split described in Note 1, which is as of December 2, 2005, relating to the consolidated financial statements and consolidated financial statement schedule of Exabyte Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
March 13, 2006